UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                          FORM 8-K/A

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 25, 1997


                          DELTA WOODSIDE INDUSTRIES, INC.

    (Exact name of registrant as specified in its charter)


          SOUTH CAROLINA             0-10095               57-0535180
(State or other jurisdiction of     (Commission          (I.R.S. Employer
 Incorporation or organization)      File Number)       Identification No.)


     233 North Main Street
     Hammond Square, Suite 200
     Greenville, South Carolina                              29601
     (Address of principal executive offices)             (Zip Code)


                                  864\232-8301
             Registrant's telephone number, including area code


                                Not Applicable
        Former name, former address and former fiscal year, if changed since last report.


Item 7.  Financial Statements and Exhibits

        Exhibit 4.2.4    Credit Agreement dated as of August
                         25, 1997 among Delta Mills, Inc., as
                         Borrower, certain subsidiaries of the
                         Borrower from time to time party hereto, as guarantors, the several Lenders from time to time party thereto, NationsBank, N.A., as Administrtive Agent, and BNY
                         Financial Corporation, as Collateral Agent.

        Exhibit 4.2.5    Credit Agreement dated as of August
                         25, 1997 among Delta Woodside Industries,
                         Inc., as Borrower, certain subsidiaries
                         of the Borrower from time to time party
                         thereto, as guarantors, the several Lenders from time to time party thereto and NationsBank,
                         N. A. as Agent, together with certain related forms of instruments, agreements and documents (excluding scheduled). The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules to such agreement upon request of the Commission

     Exhibit 4.2.6 Indenture dated as of August 25, 1997 with respect to Delta Mills, Inc. 9 5/8% Senior Notes due 2007,. with The Bank of New York, as Trustee, together with forms of certain related instruments, agreements and documents.


Registrant is filing this amendment to the Form 8-K filed on August 25, 1997 to include the above exhibits.




                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DELTA WOODSIDE INDUSTRIES, INC.
                                              (Registrant)




Date      September 24, 1997        /s/ Douglas J. Stevens
                                    Douglas J. Stevens
                                    Controller and Assistant Secretary